EXH. 10.1   STOCK EXCHANGE AGREEMENT BETWEEN FUTURE EDUCATIONAL SYSTEMS, INC.
         AND YOUR FUTURE HOLDINGS, INC. DATED DECEMBER 22, 2000.


                            STOCK EXCHANGE AGREEMENT


         THIS AGREEMENT is made and entered into this 22nd day of December, 2000, by and between Future Educational Systems, Inc., a Nevada corporation ("FESI") and Your Future Holdings, Inc. ("YFHI"), a Nevada corporation.

     The parties agree as follows:

     1.  The Acquisition.
         1.1 Purchase and Sale Subject to the Terms and Conditions of this Agreement. At the Closing to be held as provided in Section 2


                                      45.

                  hereof, FESI shall sell THIRTY MILLION (30,000,000) shares of common stock of FESI (the "FESI Shares") to the shareholders of YFHI, and the shareholders of YFHI shall purchase the FESI Shares from FESI, free and clear of all encumbrances other than restrictions imposed by Federal and State securities laws. The FESI Shares shall be delivered to YFHI for further delivery to the Shareholders of YFHI as set forth in Exhibit "A" hereto.

         1.2 Purchase Price. YFHI will exchange FIFTEEN MILLION (15,000,000) shares of its common stock, representing 100% of the issued and outstanding common stock of YFHI (the "YFHI Shares") for the FESI Shares. The YFHI Shares shall be issued and delivered to FESI.

     2.  The Closing.
         2.1 Place and Time. The closing of the sale and exchange of the FESI Shares for the YFHI Shares (the "Closing") shall take place at 1900 Avenue of the Stars, Suite 1635, Los Angeles, CA, no later than the close of business on December 22, 2000 or at such other place, date and time as the parties may agree in writing.

         2.2 Deliveries by YFHI. At the Closing, the shareholders of YFHI shall deliver the following to FESI:

                  2.2.1    The YFHI Shares issued to FESI as contemplated by
                           section 1 hereof.

                  2.2.2    The documents contemplated by Section 3 hereof.

                  2.2.3 All other documents, instruments and writings required by this Agreement to be delivered by YFHI at the Closing and any other documents and records relating to YFHI's business reasonably requested by FESI in connection with this Agreement.

         2.3 Deliveries by FESI. At the Closing, FESI shall deliver the following to YFHI and/or shareholders of YFHI:

                  2.3.1 The FESI Shares for further delivery to the YFHI shareholders as contemplated by section 1 hereof.

                  2.3.2    The documents contemplated by Section 4 hereof.

                  2.3.3 All other documents, instruments and writings required by this Agreement to be delivered by FESI at the Closing.


                                      46.

     3. Conditions to FESI's Obligations. The obligations of FESI to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by
         FESI:

         3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits FESI's acquisition of the YFHI Shares or the FESI Shares by shareholders of YFHI or that will require any divestiture as a result of FESI's acquisition of the YFHI Shares or that will require all or any part of the business of FESI to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on FESI or YFHI if this Agreement is consummated shall be pending.

         3.2 Representations, Warranties and Agreements. (a) The representations and warranties of YFHI set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) YFHI shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

         3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of governmental bodies necessary for the consummation of FESI's acquisition of YFHI Shares shall have been obtained by YFHI and shall be in full force and effect.

     4. Conditions to YFHI's Obligations. The obligations of YFHI to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by
         YFHI:

         4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the


                                      47.

                  consummation of the transactions contemplated by this Agreement, that prohibits YFHI's acquisition of the FESI Shares or the YFHI Shares by shareholders of FESI or that will require any divestiture as a result of YFHI's acquisition of the FESI Shares or that will require all or any part of the business of YFHI to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on YFHI or FESI if this Agreement is consummated shall be pending.

         4.2 Representations, Warranties and Agreements. (a) The representations and warranties of FESI set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) FESI shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

         4.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of governmental bodies necessary for the consummation of YFHI's acquisition of FESI Shares shall have been obtained by FESI and shall be in full force and effect.

     5. Representations and Warranties of YFHI. YFHI represents and warrants to FESI that, to the knowledge of YFHI, and except as set forth in the YFHI Disclosure Letter:

         5.1 Organization of YFHI; Authorization. YFHI is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to performs its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of YFHI and this Agreement constitutes a valid and binding obligation of YFHI, enforceable against it in accordance with its terms.

         5.2 Capitalization. As of the Closing Date, all of the issued and outstanding shares of common stock of YFHI are validly issued, fully paid and non-assessable. There are no outstanding warrants,


                                      48.

                  options or other agreements on the part of YFHI obligating YFHI to issue any additional shares of common or preferred stock or any of its securities of any kind. Except as otherwise set forth herein, YFHI will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

         5.3 No Conflict as to YFHI. Neither the execution and delivery of this Agreement nor the consummation of the sale of the YFHI Shares to FESI will (a) violate any provision of the certificate of incorporation or by-laws of YFHI or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which YFHI is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to YFHI.

         5.4 Ownership of YFHI Shares. The delivery of certificates to FESI provided in Section 2.2 will result in FESI' immediate acquisition of record and beneficial ownership of the YFHI Shares, free and clear of all encumbrances subject to applicable State and Federal securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity securities or other securities of YFHI.

         5.5 No Conflict as to YFHI and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the YFHI shares to FESI will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of YFHI or any of its subsidiaries or
                  (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of YFHI or any of its subsidiaries under, any material agreement or commitment to which YFHI or any of its subsidiaries


                                       49.

                  is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of YFHI or any of its subsidiaries is subject or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to YFHI or any of its subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of YFHI and its subsidiaries, taken as a whole.

         5.6 Consents and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities law, no consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required to be made or obtained by YFHI or any of its subsidiaries in connection with the execution, delivery, and performance of this Agreement by YFHI or the consummation of the sale of the YFHI Shares to FESI.

         5.7 Financial Statements. YFHI has delivered to FESI consolidated balance sheets of YFHI as of _____________ and statements of income and changes in financial position for the period from inception to the period then ended, together with the report thereon of YFHI's independent accountant (the "YFHI Financial Statements"). Such YFHI Financial Statements are internally prepared and unaudited but fairly present the consolidated financial condition and results of operations of YFHI and its subsidiaries as at the respective dates thereof and for the period therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involves, except as set forth in the notes thereto.

         5.8 No Material Adverse Change. Since the date of the YFHI Financial Statements, there has not been any material adverse change in the business or financial condition of YFHI and its subsidiaries taken as a whole.


                                      50.

'


        5.9 Brokers or Finders. YFHI has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the YFHI Shares to FESI.

       5.10 Transactions with Directors and Officers. Except as set forth in the YFHI Disclosure Letter, YFHI and its subsidiaries do not engage in business with any person in which any of YFHI's officers or directors has any material equity interest. No director or officer of YFHI owns any property, asset or right which is material to the business of YFHI and its subsidiaries taken as a whole.

     6.  Representations and Warranties of FESI.

         FESI represents and warrants to YFHI that except as set forth in the FESI Disclosure Letter:

       6.1 Organization of FESI; Authorization. FESI is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to performs its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of FESI and this Agreement constitutes a valid and binding obligation of FESI, enforceable against it in accordance with its terms.

       6.2 Capitalization. As of the Closing Date, all of the issued and outstanding shares of common stock of FESI are validly issued, fully paid and non-assessable. There are no outstanding warrants, options or other agreements on the part of FESI obligating FESI to issue any additional shares of common or preferred stock or any of its securities of any kind. Except as otherwise set forth herein, FESI will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

       6.3 No Conflict as to FESI. Neither the execution and delivery of this Agreement nor the consummation of the sale of the FESI Shares to YFHI will (a) violate any provision of the certificate of


                                      51.

                  incorporation or by-laws of FESI or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which FESI is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to FESI.

         6.4 Ownership of FESI Shares. The delivery of certificates to YFHI provided in Section 2.3 will result in YFHI's immediate acquisition of record and beneficial ownership of the FESI Shares, free and clear of all encumbrances subject to applicable State and Federal securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity securities or other securities of FESI.

        6.5 No Conflict as to FESI and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the FESI shares to YFHI will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of FESI or any of its subsidiaries or
                  (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any property or assets of FESI or any of its subsidiaries under, any material agreement or commitment to which FESI or any of its subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of FESI or any of its subsidiaries is subject or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to FESI or any of its subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section 6.5, for such matters which are not


                                      52.

                  likely to have a material adverse effect on the business or financial condition of FESI and its subsidiaries, taken as a whole.

         6.6 Consents and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities law, no consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required to be made or obtained by FESI or any of its subsidiaries in connection with the execution, delivery, and performance of this Agreement by FESI or the consummation of the sale of the FESI Shares to YFHI.

         6.7 Financial Statements. FESI has delivered to YFHI consolidated balance sheets of FESI as of _____________ and statements of income and changes in financial position for the period from inception to the period then ended, together with the report thereon of FESI' independent accountant (the "FESI Financial Statements"). Such FESI Financial Statements are internally prepared and unaudited but fairly present the consolidated financial condition and results of operations of FESI and its subsidiaries as at the respective dates thereof and for the period therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involves, except as set forth in the notes thereto.

         6.8 No Material Adverse Change. Since the date of the FESI Financial Statements, there has not been any material adverse change in the business or financial condition of FESI YFHI and its subsidiaries taken as a whole.

         6.9 Brokers or Finders. FESI has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the FESI Shares to YFHI.

         6.10 Transactions with Directors and Officers. Except as set forth in the FESI Disclosure Letter, FESI and its subsidiaries do not engage in business with any person in which any of FESI' officers or directors has any material equity interest. No director or officer of FESI owns any property, asset or right which is


                                      53.

                  material to the business of FESI and its subsidiaries taken as a whole.

     7. Access and Reporting; Filings with Governmental Authorities; Other Covenants.

         7.1 Access Between the Date of this Agreement and the Closing Date. Each of YFHI and FESI shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of YFHI or FESI, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and
                  (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and its subsidiaries and to discuss with such and its authorized representatives its affairs and those of its subsidiaries, all as the other may from time to time reasonably request.

         7.2 Regulatory Matters. YFHI and FESI shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other s they may reasonably request in connection with the foregoing.

     8.  Conduct of FESI's Business Prior to the Closing.

         8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, FESI shall conduct its businesses in all material respects in the ordinary course.

         8.2 Business Organization. Between the date of this Agreement and the Closing Date, FESI shall (a) preserve substantially intact the business organization of FESI; and (b) preserve in all material respects the present business relationships and goodwill of FESI and each of its subsidiaries.

         8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, FESI shall not cause or permit any amendment of its


                                      54.

                  certificate of incorporation or by-laws (or other governing instrument) and shall not:

                8.3.1 issue, sell or otherwise dispose of any of its equity securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its equity securities;

                8.3.2 create or suffer to be created any encumbrances thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any equity securities;

                8.3.3 reclassify, split up or otherwise change any of its equity securities;

                8.3.4 be party to any merger, consolidation or other business combination;

                8.3.5 sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to, rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in any amount which is material to the business or financial condition of FESI and its subsidiaries, taken as a whole, except in the ordinary course of business; or

                8.3.6 organize any new subsidiary or acquire any equity securities of any person or any equity or ownership interest in any business.

         8.4 Other Restrictions. Between the date of this Agreement and the Closing Date, FESI shall not:

                8.4.1 borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money;

                8.4.2 create any material encumbrance on any of its material properties or assets;


                                      55.

                8.4.3 except in the ordinary course of business, increase any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

                8.4.4 create or materially modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);

                8.4.5 make any capital expenditure or acquire any property or assets;

                8.4.6 enter into any agreement that materially restricts FESI, YFHI or any of their subsidiaries from carrying on business;

                8.4.7 pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations reflected in the FESI Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the FESI Financial Statements; or

                8.4.8 cancel any material debts or waive any material claims or rights.

     9.  Definitions.

        As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

         9.1 Business Day -- any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.

         9.2      Code -- The Internal Revenue Code of 1986, as amended.

         9.3 Disclosure Letter -- a letter dated the date of this Agreement, executed by either YFHI or FESI, addressed and delivered to the


                                      56.

                  other and containing information required by this Agreement and exceptions to the representations and warranties under this Agreement.

         9.4 Encumbrances -- any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.

         9.5 Equity Securities -- see Rule 3a-11-1 under the Securities Exchange Act of 1934.

         9.6 ERISA -- the Employee Retirement Income Security Act of 1974, as amended

         9.7 Governmental Body -- any domestic or foreign national, state or municipal or other local government or multi-national body, any subdivision, agency, commission or authority thereof.

         9.8      Knowledge -- actual knowledge, after reasonable investigation.

         9.9 Person -- any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or governmental body.

         9.10 Subsidiary -- with respect to any person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such person or one or more of its subsidiaries.

     10. Termination.

         10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

                  10.1.1   By written agreement of YFHI and FESI at any time;

                  10.1.2 By FESI, by notice to YFHI at any time, if one or more of the conditions specified in Section 4 hereof is not satisfied at the time at which the Closing (as it may be


                                      57.

                           deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

                  10.1.3 By YFHI, by notice to FESI at any time, if one or more of the conditions specified in Section 3 hereof is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur or if satisfaction of such a condition is or becomes impossible.

                  10.1.4 By YFHI to FESI, by notice to the other at any time after ________.

         10.2 Effect of termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall terminate without any liability or further obligations of any party to another.

     11. Notices. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties).

         11.1   If to FESI:
                           1900 Avenue of the Stars, Suite 1635
                           Los Angeles, CA 90067

         11.2   If to YFHI:
                           1900 Avenue of the Stars, Suite 1635
                           Los Angeles, CA 90067

     12. Miscellaneous.


                                      58.

         12.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

         12.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

         12.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         12.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

         12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

         12.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the law of Nevada.

         12.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other.

        IN WITNESS WHEREOF, the corporate parties have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

FUTURE EDUCATIONAL SYSTEMS, INC.            YOUR FUTURE HOLDINGS, INC.

By:                                         By:

/s/_________________                        /s/____________________
   Roy Rayo                                    Roy Rayo
   President                                   President


                                      59.

                                    Exhibit A

                                YFHI SHAREHOLDERS



Name                           No. of FESI Shares to be Issued to
                               YFHI Shareholders


Ridgeway Commercial Ventures Ltd.           15,000,000

Asean Commercial Holdings                   15,000,000


                                      60.